Media Contact:	Investor Contact:
Sarah Stover	Gina DeBoutez
Grey Vancouver PR	The Blueshirt Group
+1.604.484.3274	+1.415.489.2184
pr@counterpath.com	gina@blueshirtgroup.com

CounterPath to List on TSX-Venture Exchange and
Announces Share Consolidation

VANCOUVER, CANADA – March 19, 2008 – CounterPath Corporation (OTCBB: CPAH, formerly COPA), a leading provider of desktop and mobile VoIP software products and solutions, today announced that the TSX Venture Exchange ("TSX-V") has conditionally approved the listing of the Company's common shares on the TSX-V as a Tier 1 issuer. Trading of the common shares of the Company over the TSX Venture is conditional on the completion of standard requirements and the provision of standard documents to the TSX-V. Trading is expected to commence on the TSX-V Venture Exchange under the stock symbol “CCV” in July, 2008. Investors can continue trading common shares of CounterPath on the OTC BB under the new symbol CPAH.

“The TSX Venture listing will provide access to the Canadian capital markets which are receptive to high growth companies with innovative technologies,” said Greg Pelling, Chief Executive Officer of CounterPath. “Listing on the TSX-V and filing in Canada along with the U.S. will enable Canadian investors to trade our stock in Canada within four months and qualify our shares for inclusion in Canadian Registered Savings Plans,” concluded Pelling.

Concurrent with the conditional listing, the Board of Directors has approved a five for one common share consolidation effective March 19, 2008 (“the effective date”). The consolidation affects all shareholders uniformly and does not affect any shareholder’s percentage interest in CounterPath. No fractional shares will be issued. Registered shareholders otherwise entitled to a fractional share interest as a result of the consolidation will be rounded up to the nearest whole share. As part of the consolidation, the Company’s new trading symbol on the OTC BB is

CounterPath to List on TSX-Venture Exchange and Announces Share Consolidation

"CPAH". Shareholders holding share certificates will be sent a letter of transmittal by the Company’s transfer agent, Valiant Trust Company, in order to receive a new certificate reflecting the consolidation.

About CounterPath

CounterPath Corporation is a leading provider of innovative desktop and mobile VoIP software products and solutions. The Company’s product suite includes SIP-based softphones, server applications and Fixed Mobile Convergence (FMC) solutions that enable service providers, enterprises and Original Equipment Manufacturers (OEM) to cost-effectively integrate voice, video, presence and Instant Messaging (IM) applications into their VoIP offerings and extend functionality across both fixed and mobile networks.

CounterPath’s customers include some of the world's largest telecommunications service providers and network equipment providers including AT&T, Verizon, BT (British Telecommunications PLC), Deutsche Telekom, Cisco Systems, Mitel and Nortel.

Visit www.counterpath.com.

Forward-Looking Statements

This news release contains "forward-looking statements". Statements in this news release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among others, the expectation and/or claim, as applicable, that (i) the Company will commence trading on the TSX-V in July, 2008, and (ii) that the Company’s shares will be eligible for inclusion in Canadian Registered Savings Plans.

It is important to note that actual outcomes and the Company’s actual results could differ materially from those in such forward-looking statements. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: (1) the failure to successfully complete the requirements and documents required to receive final approval to list on the TSX-V, (2) the failure of a trading market to develop on the TSX-V in the shares of the Company, (3) insufficient investor interest in the Company’s securities which may impact on the Company’s ability to raise additional financing as required, and (4) that the shares of the Company will qualify, or will continue to qualify for inclusion in Canadian Registered Savings Plans. Readers should also refer to the risk disclosures outlined in the Company’s quarterly reports on Form 10-QSB, annual reports on Form 10-KSB and the Company’s other disclosure documents filed from time-to-time with the Securities and Exchange Commission.

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